Filed Pursuant to Rule 424(b)(5)

Registration No. 333-259242

The information in this preliminary prospectus supplement and the accompanying base prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 10, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 14, 2021)

[__] Shares of Common Stock

Warrants to Purchase [__] Shares of Common Stock

We are offering [__] shares of our common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase [__] shares of Common Stock at an exercise price of $[__] per share (“Warrants”), pursuant to this prospectus supplement and the accompanying prospectus. The Common Stock can be purchased in this offering only with the accompanying Warrant. The aggregate public offering price for each share of Common Stock and accompanying Warrant is $[__].

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents incorporated by reference herein.

Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our Series A Warrants are traded on Nasdaq under the symbol “HOFVW”. On October 6, 2023, the closing price of our Common Stock was $4.56 and the closing price of our Series A Warrants was $0.021.

There is no established public trading market for the Warrants being offered in this offering and we do not expect an active trading market to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

As of October 6, 2023, the aggregate market value of our outstanding Common Stock held by non-affiliates is approximately $32.4 million based on 5,685,197 shares of outstanding Common Stock, of which 3,818,042 shares were held by non-affiliates, and a per share price of $8.47 per share, the closing price of our Common Stock on August 14, 2023, which is the highest closing sale price of our Common Stock on Nasdaq within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined in the Securities Act, and as such, are subject to certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share of Common Stock and Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” beginning on page S-18 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriter an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional [__] shares of our Common Stock and/or up to an additional [__] Warrants. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $[__], and the total proceeds to us, before expenses will be $[__].

Delivery of securities being offered pursuant to this prospectus supplement and accompanying prospectus will be made on or about [__], 2023, subject to the satisfaction of certain closing conditions.

Sole Book Runner

Maxim Group LLC

The date of this prospectus supplement is [__], 2023.

Table of Contents

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-259242) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC on September 1, 2021, and declared effective on September 14, 2021. Under this shelf registration statement, of which this offering is a part, we may, from time to time, sell up to an aggregate of $50.0 million of our Common Stock, preferred stock, debt securities, warrants and units. Approximately $[__] remains available for sale as of the date of this prospectus supplement (excluding the securities offered hereby).

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and Warrants by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will supersede and govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information; Incorporation by Reference ” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our Common Stock and Warrants offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Hall of Fame Resort & Entertainment Company and its consolidated subsidiaries, unless otherwise specified.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, (i) our ability to recognize the anticipated benefits of the business combination; (ii) our ability to maintain the listing of our shares on Nasdaq; (iii) our ability to manage growth; (iv) our ability to execute our business plan and meet our projections, including refinancing our existing term loan and obtaining financing to construct planned facilities; (v) potential litigation involving the Company; (vi) changes in applicable laws or regulations; (vii) general economic and market conditions impacting demand for our products and services, and in particular economic and market conditions in the resort and entertainment industry; and (viii) the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “forecast,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	We are an early-stage company with a minimal track record and limited historical financial information available.

●	We are relying on various forms of public financing and public debt to finance the Company.

●	The success of our business is dependent upon the continued success of the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), brand museum experience and our ability to continue to secure favorable contracts with and maintain a good working relationship with PFHOF and its management team.

●	Incidents or adverse publicity concerning the Company, PFHOF, or the National Football League (“NFL”) could harm our reputation as well as negatively impact our revenues and profitability.

●	We rely partially on sponsorship contracts to generate revenues.

●	We could be adversely affected by declines in discretionary consumer spending, consumer confidence and general and regional economic conditions.

●	Our business may be adversely affected by tenant defaults or bankruptcy.

●	Our planned sports betting, fantasy sports and eSports operations and the growth prospects and marketability of such operations are subject to a variety of U.S. and foreign laws, and which could subject us to claims or otherwise harm our business.

●	Changes in consumer tastes and preferences for sports and entertainment products, including fantasy sports, sports betting, Esports and NFTs, or declines in discretionary consumer spending, consumer confidence and general and regional economic conditions could reduce demand for our offerings and products and adversely affect the profitability of our business.

●	We are dependent on our management team, and the loss of one or more key employees could harm our business and prevent us from implementing our business plan in a timely manner.

●	The high fixed cost structure of our operations may result in significantly lower margins if revenues decline.

●	The COVID-19 pandemic could continue to have a material adverse effect on our business.

S-iii

●	Cyber security risks and the failure to maintain the integrity of internal or guest data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

●	The suspension or termination of, or the failure to obtain, any business or other licenses may have a negative impact on our business.

●	Our business plan requires additional liquidity and capital resources that might not be available on terms that are favorable to us, or at all.

●	We have substantial indebtedness. If we do not receive sufficient capital to substantially repay our indebtedness, our indebtedness may have a material adverse effect on our business, our financial condition and results of operations.

●	We will have to increase leverage to develop the Company, which could further exacerbate the risks associated with our substantial indebtedness, and we may not be able to generate sufficient cash flow from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

●	Our Series A Warrants and Series B Warrants are accounted for as liabilities and the changes in value of such warrants could have a material effect on our financial statements.

●	Our Certificate of Incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

●	We currently have outstanding, and we may in the future issue, instruments which are exercisable for or convertible into shares of Common Stock, which will result in dilution of our Common Stock.

●	Antidilution provisions in certain of our convertible debt instruments may result in a reduction of the conversion price, which would result in additional dilution of our Common Stock.

●	The trading price of our securities has been, and likely will continue to be, volatile and you could lose all or part of your investment.

●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus supplement, as well as the information that is incorporated by reference in this prospectus supplement, in its entirety. In evaluating forward-looking statements, you should consider the risks and uncertainties contained in our reports filed with the Commission. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views only as of the date of this prospectus supplement. We are under no duty to update any of the forward-looking statements after the date of this prospectus supplement to conform these statements to actual results.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus and the disclosures to which those sections refer you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement before making an investment decision.

The Company

Overview

We are a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, we own the Hall of Fame Village, a multi-use sports and entertainment destination centered around the PFHOF’s campus. We expect to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming and sponsorships. We are pursuing a differentiation strategy across three pillars, including destination-based assets, the Media Company, and gaming.

The strategic plan has been developed in three phases of growth: Phase I, Phase II, and Phase III. Phase I of the Hall of Fame Village is operational, consisting of the Tom Benson Hall of Fame Stadium, the ForeverLawn Sports Complex, and HOF Village Media Group, LLC (“Hall of Fame Village Media” or the “Media Company”). The Tom Benson Hall of Fame Stadium hosts multiple sports and entertainment events, including the NFL Hall of Fame Game, Enshrinement and Concert for Legends during the annual Pro Football Hall of Fame Enshrinement Week. The ForeverLawn Sports Complex hosts camps and tournaments for football players, as well as athletes from across the country in other sports such as lacrosse, rugby and soccer. Hall of Fame Village Media leverages the sport of professional football to produce exclusive programming. For example, licensing the extensive content controlled by the PFHOF as well as new programming assets developed from live events such as youth tournaments, camps and sporting events held at the ForeverLawn Sports Complex and the Tom Benson Hall of Fame Stadium.

We are developing new hospitality, attraction and corporate assets as part of our Phase II development plan. Phase II plans for future components of the Hall of Fame Village include two hotels (one on campus and one in downtown Canton that opened in November 2020), the Hall of Fame Indoor Waterpark, the Constellation Center for Excellence (an office building including retail and meeting space, that opened in October 2021), the Center for Performance (a convention center/field house, that opened in October of 2022), the Play-Action Plaza (completed in December of 2022), and the Fan Engagement Zone (Retail Promenade), core and shell for Retail I was completed in September of 2022 and the core and shell of Retail II was completed in November of 2022) with tenants beginning to open in late 2022. Phase III expansion plans may include a potential mix of residential space, additional attractions, entertainment, dining, merchandise and more.

Background

The Hall of Fame Resort & Entertainment Company (formerly known as GPAQ Acquisition Holdings, Inc.) was incorporated in Delaware on August 29, 2019, as a subsidiary of Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets.

On July 1, 2020, we consummated the previously announced business combination with HOF Village, LLC, a Delaware limited liability company (“HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020, the “Merger Agreement”), by and among the Company, GPAQ Acquiror Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), HOF Village and HOF Village Newco, LLC, a Delaware limited liability company (“HOFV Newco”). The transactions contemplated by the Merger Agreement are referred to in this Annual Report on Form 10-K as the “Business Combination.”

On September 29, 2022, our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our shares of Common Stock, and our Board subsequently approved a final reverse stock split ratio of 1-for-22 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 12:01am Eastern Time on December 27, 2022 (the “Effective Time”). At the Effective Time, every 22 shares of issued and outstanding Common Stock were combined and converted into one issued and outstanding share of Common Stock. Fractional shares were cancelled and stockholders received cash in lieu thereof. All outstanding restricted stock unit awards, warrants and other securities settled in, exercisable for or convertible into shares of Common Stock were adjusted as a result of the reverse split, as required by their respective terms. A proportionate adjustment was also made to the maximum number of shares of Common Stock issuable under the Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”). The number of authorized shares of Common Stock and the par value per share of Common Stock remains unchanged at $0.0001 per share.

The Reverse Stock Split primarily was intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the payment of cash in lieu of fractional shares).

Our principal executive offices are located at 2014 Champions Gateway, Canton, OH 44708, and our telephone number is (330) 754-3427. Our corporate website address is www.hofreco.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering on January 30, 2018, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.

Recent Developments

Suspension of Sales Under At The Market Program

On October 10, 2023, the Company reduced the amount of shares of its Common Stock that could be issued and sold pursuant to its “at-the-market” program (“ATM”) with Wedbush Securities Inc. and Maxim Group LLC, as agents (the “Agents”), to an amount equal to $39,016,766. The reduction in the amount of shares that can be issued and sold under the ATM was effected pursuant to the Amendment No. 1 to Equity Distribution Agreement, which amended the Company’s Equity Distribution Agreement with the Agents, dated September 30, 2021 (the “Equity Distribution Agreement”), to reduce the aggregate offering price under the Equity Distribution Agreement from $50.0 million to $39,016,766.

The underwriting agreement that we entered into with Maxim Group LLC in this offering requires that we not issue any shares of our Common Stock from the date of this prospectus supplement for 90 days thereafter, subject to certain exceptions, and as a result, we will suspend sales pursuant to our ATM under our Equity Distribution Agreement during such period.

Limited Waiver of Anti-Dilution Adjustment Rights

On October 6, 2023, the Company entered into a Limited Waiver Agreement with CH Capital Lending, LLC (“CHCL”), IRG, LLC (“IRG”) and Midwest Lender Fund, LLC (“MLF” and together with CHCL and IRG, the “IRG Investors”), which are affiliates of our director Stuart Lichter, pursuant to which the IRG Investors waive any anti-dilution adjustment right with respect to (i) the exercise price of our Series C Warrants, Series D Warrants, Series E Warrants and Series G Warrants, (ii) the conversion price of Series C Preferred Stock held by CHCL, and (iii) the conversion price of approximately $28.7 million in our indebtedness held by the IRG Investors, in each case solely with respect to offerings under a September 2023 engagement letter with Maxim Group LLC (the “Engagement Agreement”). Also on October 6, 2023, the Company entered into a Limited Waiver Agreement with JKP Financial, LLC (“JKP”), pursuant to which JKP waives any anti-dilution adjustment right with respect to (i) the exercise price of our Series F Warrants and (ii) the conversion price of approximately $13.9 million in our indebtedness held by JKP, in each case solely with respect to offerings under the Engagement Agreement.

Assignment, Joinder and Amendment of $10,000,000 Loan Agreement

As previously disclosed, HOF Village Retail I, LLC and HOF Village Retail II, LLC (collectively, “Retail”), which are wholly-owned subsidiaries of the Company, and The Huntington National Bank (“HNB”) entered into the Loan Agreement dated September 27, 2022 (the “Loan Agreement”), pursuant to which HNB agreed to loan up to Ten Million Dollars ($10,000,000) to Retail for the purpose of financing improvements to two leasehold parcels of real property in Hall of Fame Village.

On September 21, 2023, CH Capital Lending, LLC (“Lender”), an affiliate of our director Stuart Lichter, succeeded to the rights and obligations of HNB under the Loan Agreement pursuant to the Assignment of Note, Security Instrument and Other Loan Documents. Also, on September 21, 2023, the Company, Retail and Lender entered into the Joinder and First Amendment to Loan Agreement (“First Joinder and Amendment”), pursuant to which (i) the Company becomes a borrower under the Loan Agreement (the Company together with Retail, “Borrower”); (ii) the Loan Agreement is amended to provide that Borrower will have the right to use up to Two Million Dollars($2,000,000) of the loan proceeds for the purpose of paying the costs of construction of the Hall of Fame Village Waterpark which will be owned by the Company or its affiliates or subsidiaries (the “Permitted Purpose”); provided, that in the event Borrower desires to use more than Two Million Dollars ($2,000,000) for the Permitted Purpose, Borrower must obtain the written consent of Lender; and (iii) the Loan Agreement is amended to provide that so long as loan proceeds are used solely for the Permitted Purpose, Lender waives conditions to loan funding up to the amount of $2,000,000, with any future waiver of conditions to additional loan funding subject to the written consent of Lender.

Dispute with Johnson Controls, Inc.

On July 2, 2020, the Company entered into an Amended and Restated Sponsorship and Naming Rights Agreement (the “Naming Rights Agreement”) among HOFV Newco, the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), and Johnson Controls, Inc. (“JCI” or “Johnson Controls”), that amended and restated the Sponsorship and Naming Rights Agreement, dated as of November 17, 2016 (the “Original Sponsorship Agreement”). Among other things, the Amended Sponsorship Agreement: (i) reduced the total amount of fees payable to Newco during the term of the Amended Sponsorship Agreement from $135 million to $99 million; (ii) restricted the activation proceeds from rolling over from year to year with a maximum amount of activation proceeds in one agreement year to be $750,000; and (iii) renamed the “Johnson Controls Hall of Fame Village” to “Hall of Fame Village”. This is a prospective change, which the Company reflected beginning in the third quarter of 2020.

JCI has a right to terminate the Naming Rights Agreement if the Company does not provide evidence to JCI by October 31, 2021 that it has secured sufficient debt and equity financing to complete Phase II, or if Phase II is not open for business by January 2, 2024, in each case subject to day-for-day extension due to force majeure and a notice and cure period. In addition, under the Naming Rights Agreement JCI’s obligation to make sponsorship payments to the Company may be suspended commencing on December 31, 2020, if the Company has not provided evidence reasonably satisfactory to JCI on or before December 31, 2020, subject to day-for-day extension due to force majeure, that the Company has secured sufficient debt and equity financing to complete Phase II.

Additionally, on October 9, 2020, Newco, entered into a Technology as a Service Agreement (the “TAAS Agreement”) with JCI. Pursuant to the TAAS Agreement, JCI will provide certain services related to the construction and development of the Hall of Fame Village (the “Project”), including, but not limited to, (i) design assist consulting, equipment sales and turn-key installation services in respect of specified systems to be constructed as part of Phase 2 and Phase 3 of the Project and (ii) maintenance and lifecycle services in respect of certain systems constructed as part of Phase 1, and to be constructed as part of Phase 2 and Phase 3, of the Project. Under the terms of the TAAS Agreement, Newco has agreed to pay JCI up to an aggregate of approximately $217 million for services rendered by JCI over the term of the TAAS Agreement.

The TAAS Agreement provides that in respect of the Naming Rights Agreement, Johnson Controls and Newco intend, acknowledge and understand that: (i) Newco’s performance under the TAAS Agreement is essential to, and a condition to Johnson Controls’ performance under, the Naming Rights Agreement; and (ii) Johnson Controls’ performance under the Naming Rights Agreement is essential to, and a condition to Newco’s performance under, the TAAS Agreement. In the TAAS Agreement, Johnson Controls and Newco represent, warrant and agree that the transactions agreements and obligations contemplated under the TAAS Agreement and the Naming Rights Agreement are intended to be, and shall be, interrelated, integrated and indivisible, together being essential to consummating a single underlying transaction necessary for the Project.

On May 10, 2022, the Company received from JCI a notice of termination (the “TAAS Notice”) of the TAAS Agreement effective immediately. The TAAS Notice states that termination of the TAAS Agreement by JCI is due to Newco’s alleged breach of its payment obligations. Additionally, JCI in the TAAS Notice demands the amount which is the sum of: (i) all past due payments and any other amounts owed by Newco under the TAAS Agreement; (ii) all commercially reasonable and documented subcontractor breakage and demobilization costs; and (iii) all commercially reasonable and documented direct losses incurred by JCI directly resulting from the alleged default by the Company and the exercise of JCI’s rights and remedies in respect thereof, including reasonable attorney fees.

Also on May 10, 2022, the Company received from JCI a notice of termination (“Naming Rights Notice”) of the Name Rights Agreement, effective immediately. The Naming Rights Notice states that the termination of the Naming Rights Agreement by JCI is due to JCI’s concurrent termination of the TAAS Agreement. The Naming Rights Notice further states that the Company must pay JCI, within 30 days following the date of the Naming Rights Notice, $4,750,000. The Company has not made such payment to date. The Naming Rights Notice states that Newco is also in breach of its covenants and agreements, which require Newco to provide evidence reasonably satisfactory to JCI on or before October 31, 2021, subject to day-for-day extension due to force majeure, that Newco has secured sufficient debt and equity financing to complete Phase II.

The Company disputes that it is in default under either the TAAS Agreement or the Naming Rights Agreement. The Company believes JCI is in breach of the Naming Rights Agreement and the TAAS Agreement due to their failure to make certain payments in accordance with the Naming Rights Agreement, and, on May 16, 2022, provided notice to JCI of these breaches.

The Company is pursuing dispute resolution pursuant to the terms of the Naming Rights Agreement to simultaneously defend against JCI’s allegations and pursue its own claims. The Company anticipates that resolution of the dispute regarding the Naming Rights Agreement will include the TAAS Agreement. The parties participated in mediation in November 2022, but were unable to reach a resolution. On January 24, 2023, Newco filed a demand for arbitration, asserting claims against JCI for breach of contract, breach of the implied duty of good faith and fair dealing, and unjust enrichment. On February 16, 2023, JCI filed its response, generally denying Newco’s allegations and asserting counterclaims for breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. On March 9, 2023, Newco filed its response to JCI’s counterclaims, generally denying JCI’s allegations. A panel of three arbitrators has been constituted to hear and determine the dispute.

On October 4, 2023, the Company and JCI commenced an arbitration hearing in Ohio to determine the outcome of the dispute. The ultimate outcome of this dispute cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the accompanying condensed consolidated financial statements. During the year ended December 31, 2022, the Company suspended its revenue recognition until the dispute is resolved and has recorded an allowance against the amounts due as of June 30, 2023 and December 31, 2022 in the amount of $7,187,500 and $4,812,500, respectively. The balances due under the Naming Rights Agreement as of June 30, 2023 and December 31, 2022 amounted to $8,697,917 and $6,635,417 respectively.

Modification Agreements

On October 6, 2023, the Company and certain of its subsidiaries entered into a modification agreement with the IRG Investors that defers interest payments until from July 1, 2023 until March 31, 2024 (“Deferral Period”) owed under approximately $30.7 million in loan arrangements with such IRG Investors.  Also on October 6, 2023, the Company and certain of its subsidiaries entered into a modification agreement with JKP that defers interest payments during the Deferral Period owed under approximately $13.9 in loan arrangements with JKP.

THE OFFERING

Securities offered by us pursuant to this prospectus supplement	We are offering [__] shares of our Common Stock and warrants to purchase [__] shares of our Common Stock. The Warrants have an initial exercise price of $[___] per share and are exercisable from [___], 2023 (upon issuance) until [___], 2028 (five years from the date they first became exercisable). The Warrants will be issued in registered form under a warrant agency agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. This prospectus supplement and the accompanying prospectus also includes the offering of the shares of Common Stock issuable upon exercise of the Warrants.

Over-allotment option	We have granted the underwriter an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional [__] shares of our Common Stock and/or up to an additional [__] Warrants.

Offering Price	$[___] per share and accompanying Warrant.

Common Stock outstanding prior to this offering(1)	5,685,197 shares of Common Stock.

Common Stock to be outstanding after this offering (1)	[__] shares of Common Stock.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the potential repayment of indebtedness. See “Use of Proceeds.”

Voting Rights	Each holder of our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders. See “Description of Capital Stock.”

Lock-Ups	The Company and each of its officers, directors and holders of 10% or more of our Common Stock as of the date of this prospectus supplement will enter into lock-up agreements pursuant to which such persons and entities shall agree, for a period of ninety (90) days from the date of this prospectus supplement that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the underwriter’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options, subject to certain exceptions.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 2 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference herein for a discussion of the risks you should carefully consider before deciding to invest in our Common Stock.

(1)	The number of shares of our Common Stock outstanding before and after the completion of this offering is based on 5,685,197 shares of our Common Stock outstanding as of October 6, 2023, and excludes the following:

Ticker Symbols	Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our Series A Warrants are traded on Nasdaq under the symbol “HOFVW”. We do not intend to list the Warrants offered in this offering on any stock exchange.

Transfer Agent and Warrant Agent	The registrar and transfer agent in respect of our Common Stock is Continental Stock Transfer & Trust Company (the “Transfer Agent”). Continental Stock Transfer & Trust Company will also act as Warrant Agent pursuant to a warrant agency agreement between it and us.

●	1,123,657 shares of Common Stock issuable upon the exercise of warrants that we issued upon completion of the Business Combination (“Series A Warrants”), with an exercise price of $253.11 per share;

●	170,862 shares of Common Stock issuable upon the exercise of warrants that we issued on November 18, 2020 (the “Series B Warrants”) that are outstanding as of September 22, 2023, with an exercise price of $30.81 per share;

●	455,867 shares of Common Stock issuable upon the exercise of warrants that we issued on December 29, 2020, as amended and restated on March 1, 2022, (the “Amended and Restated Series C Warrants”), with an exercise price of $12.77 per share;

●	111,321 shares of Common Stock issuable upon the exercise of warrants that we issued on June 4, 2021, as amended and restated on March 1, 2022, (the “Series D No. W-1 Warrants”), with an exercise price of $12.77 per share;

●	1,484 shares of Common Stock issuable upon the exercise of warrants that we issued on June 4, 2021 (the “Series D No. W-2 Warrants”), with an exercise price of $151.86 per share;

●	68,128 shares of Common Stock issuable upon the exercise of warrants that we issued on March 1, 2022, as amended and restated on November 7, 2022, (the “Series E Warrants”), with an exercise price of $12.77 per share;

●	68,128 shares of Common Stock issuable upon the exercise of warrants that we issued on March 1, 2022, as amended and restated on November 7, 2022, (the “Series F Warrants”), with an exercise price of $12.77 per share;

●	5,677 shares of Common Stock issuable upon the exercise of warrants that we issued on June 8, 2022 (the “Series G Warrants”), with an exercise price of $12.77 per share;

●	2,969 shares of Common Stock issuable upon conversion of our 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share, with a conversion price of $67.35 per share (“Series B Preferred Stock”)(a);

●	454,407 shares of Common Stock issuable upon conversion of our 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share, with a conversion price of $33.01 per share (“Series C Preferred Stock”)(a);

●	259,691 shares of Common Stock reserved for issuance of awards under our 2020 Omnibus Incentive Plan;

●	46,197 shares of Common Stock reserved for issuance of awards under the Hall of Fame Resort & Entertainment Company 2023 Inducement Plan (the “2023 Inducement Plan”);

●	162,490 shares of Common Stock issuable upon vesting of outstanding restricted stock unit awards, including awards granted under the 2020 Omnibus Incentive Plan and inducement awards granted under the 2023 Inducement Plan;

●	Up to (A) approximately 220,430 shares of our Common Stock that are issuable upon either (i) conversion of the Company’s 8.00% Convertible Notes due 2025 (the “PIPE Notes”) that were initially issued in connection with a private placement, or (ii) exercise of warrants to purchase our Common Stock that are issuable upon redemption of PIPE Notes (the “Note Redemption Warrants”), or (iii) some combination thereof; The number of shares of Common Stock issuable in respect of the PIPE Notes is calculated based on the maximum aggregate principal amount of PIPE Notes, assuming all future interest payments will be paid as PIK Interest (as defined below);(b)

●	839,823 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $10,724,551 Joinder and First Amended and Restated Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco, and HOF Village Youth Fields, LLC (“HOFV Youth Fields”) to CH Capital Lending, LLC(a);

●	708,547 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $9,048,146 Term Loan Agreement dated December 1, 2020, as assigned and amended, among the Company, HOFV Newco, HOFV Youth Fields and HOFV Stadium, as borrowers, and CH Capital Lending, LLC, as lender(a);

●	344,612 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,400,702 Joinder and Second Amended and Restated Secured COGNOVIT Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to IRG(a);

●	322,554 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,119,019 Backup Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to Midwest Lender Fund, LLC(a);

●	733,585 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $9,367,890 Backup Joinder Second Amended and Restated Secured Cognovit Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to JKP Financial, LLC, as holder(a);

●	344,612 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,400,702 Joinder and First Amended and Restated Secured Cognovit Promissory Note, effective as of November 7, 2022, by and among the Company, HOFV Newco, HOFV Youth Fields, as makers, and JKP Financial, LLC, as holder(a);

●	$25,645,093 aggregate price in shares of our Common Stock that we may offer and sell, from time to time through Wedbush Securities Inc. and Maxim Group LLC, as agents (the “Agents”), under our Equity Distribution Agreement, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise agreed with the Agents(c); and

●	____________ shares of Common Stock issuable upon the exercise of the Warrants offered hereby.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional [__] shares of our Common Stock and/or up to an additional [__] Warrants.

(a)	The conversion price of the instrument is subject to a weighted-average anti-dilution adjustment, which has been waived by the holder of the instrument for this offering.
(b)	The original aggregate principal amount of PIPE Notes is $20,721,293. Interest on PIPE Notes is payable quarterly in either cash or an increase in the principal amount of PIPE Notes (“PIK Interest”). If the Company pays interest as PIK Interest, the interest rate for such payment is 10%, rather than 8%. The Company has been paying interest on the PIPE Notes as PIK Interest to conserve cash. The current aggregate principal amount of the PIPE Notes is $27,868,206. The maximum aggregate principal amount of PIPE Notes, assuming all future interest payments will be paid as PIK Interest, is $33,475,146.
(c)	The underwriting agreement that we entered into with Maxim Group LLC in this offering requires that we not issue any shares of our Common Stock from the date of this prospectus supplement for 90 days thereafter, subject to certain exceptions, and as a result, we will suspend sales pursuant to our ATM under our Equity Distribution Agreement during such period.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision with respect to our securities, you should carefully consider the following risks, the risks described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and March 31, 2023 and in our other periodic reports filed with the SEC and incorporated by reference herein, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. The occurrence of any of such risks could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our securities. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

The number of shares of Common Stock available for future issuance or sale could adversely affect the per share trading price of our Common Stock.

We cannot predict whether future issuances or sales of our Common Stock or the availability of shares for resale in the open market will decrease the per share trading price of our Common Stock. The issuance of substantial numbers of our Common Stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our Common Stock.

You may experience significant dilution as a result of this offering, which may adversely affect the trading price of our Common Stock.

The issuance and sale of our Common Stock and Warrants through the underwriter pursuant to this offering may have a dilutive effect on our earnings per share after giving effect to the issuance of the shares and the receipt of the net proceeds. The actual amount of dilution from this offering, or from any future offering of our Common Stock, will be based on numerous factors, particularly the use of proceeds and the return generated by that use, and cannot be determined at this time. Additionally, we are not restricted from issuing additional Common Stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any substantially similar securities in the future. The trading price of our Common Stock could decline as a result of sales of shares of our Common Stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur. See “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Common Stock.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. We could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds, if any, from this offering for general corporate purposes, including the potential repayment of indebtedness. However, our actual use of these proceeds may differ from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

Our share price may be volatile.

The market price of our Common Stock has fluctuated in the past. Such volatility resulted in rapid and substantial increases and decreases in our stock price that may or may not be related to our operating performance or prospects. Consequently, the current market price of our Common Stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our Common Stock.

We do not anticipate paying any dividends.

We do not currently intend to pay any cash dividends on our Common Stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, stockholders are not likely to receive any dividends on their Common Stock for the foreseeable future. Since we do not intend to pay dividends, stockholders’ ability to receive a return on their investment will depend on any future appreciation in the market value of our Common Stock. Our Common Stock may not appreciate or even maintain the price at which our holders have purchased it.

Antidilution provisions in certain of our convertible debt instruments may result in a reduction of the conversion price, which would result in additional dilution of our Common Stock.

Approximately $47,478,146 of our convertible debt instruments include a weighted-average antidilution conversion price adjustment provision. Under this provision, if the Company issues additional shares of Common Stock without consideration or for a consideration per share less than the conversion price in effective immediately prior to such issuance, subject to certain exceptions, the conversion price shall be lowered based on a weighted-average adjustment formula, which would result in additional dilution of our Common Stock.

There is no public market for the Warrants being offered in this offering and we do not expect one to develop.

There is no established public trading market for the Warrants being offered in this offering and we do not expect an active trading market to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Holders of our Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of the Warrants, you will have no rights with respect to shares of our Common Stock issuable upon exercise of such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We may not be able to maintain compliance with NASDAQ’s continued listing requirements.

Our Common Stock is listed on The NASDAQ Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The NASDAQ Capital Market. If we fail to maintain compliance with all applicable continued listing requirements for The NASDAQ Capital Market and NASDAQ determines to delist our Common Stock, the delisting could adversely affect the market liquidity of our Common Stock, our ability to obtain financing to repay debt and fund our operations.

Risks Related to Our Business

For risks related to our business, please see the risks described in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the SEC and incorporated by reference herein, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. The following is an updated version of a risk factor relating to our business:

Our business plan requires additional liquidity and capital resources that might not be available on terms that are favorable to us, or at all.

We have sustained recurring losses through June 30, 2023 and our accumulated deficit was $180,061,757 as of such date. Since inception, our operations have been funded principally through the issuance of debt and equity. As of June 30, 2023, we had approximately $9.3 million of unrestricted cash and $7.5 million of restricted cash, and $12.4 million of liquid investments held to maturity consisting of U.S. Treasury securities. Through August 10, 2024, we have $59.3 million in debt principal payments coming due. For a fee of one percent of the principal, the Company may extend the maturity of up to $42.1 million principal of debt until March 31, 2025.

While our strategy assumes that we will receive sufficient capital to have sufficient working capital, we currently do not have available cash and cash flows from operations to provide us with adequate liquidity for the near-term or foreseeable future. Our current projected liabilities exceed our current cash projections and we have very limited cash flow from current operations. We therefore will require additional capital and/or cash flow from future operations to fund the Company, our debt service obligations and our ongoing business. There is no assurance that we will be able to raise sufficient additional capital or generate sufficient future cash flow from our future operations to fund the Hall of Fame Village, our debt service obligations or our ongoing business. If the amount of capital we are able to raise, together with any income from future operations, is not sufficient to satisfy our liquidity and capital needs, including funding our current debt obligations, we may be required to abandon or alter our plans for the Company. The Company may have to raise additional capital through the equity market, which could result in substantial dilution to existing stockholders. If management is unable to execute its planned debt and equity financing initiatives, these conditions raise substantial doubt about our ability to continue to sustain operations for at least one year from the issuance of our condensed consolidated financial statements for the quarter ended June 30, 2023 included in this quarterly report on Form 10-Q. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Our ability to obtain necessary financing may be impaired by factors such as the health of and access to capital markets, our limited track record and the limited historical financial information available, or the substantial doubt about our ability to continue as a going concern. Any additional capital raised through the sale of additional shares of our capital stock, convertible debt or other equity may dilute the ownership percentage of our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $[__] (or approximately $[__] if the underwriter exercises in full the option to purchase up to [__] additional shares of Common Stock and/or up to an additional [__]Warrants).

We intend to use the net proceeds from this offering for general corporate purposes, including the potential repayment of indebtedness.

CAPITALIZATION

The following table sets forth our unaudited cash and capitalization as of June 30, 2023:

●	on an actual basis; and

●	on an as-adjusted basis to reflect the consummation of this offering, after deducting the underwriting discounts and commissions and estimated offering expenses.

You should read this table in conjunction with our consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, each of which is incorporated by reference in this prospectus supplement.

	As of June 30, 2023
	Actual	As Adjusted(1)
Cash and cash equivalents
Cash	$9,307,494	$	[_____]
Restricted Cash	7,543,499		7,543,499
Total cash and cash equivalents	$16,850,993	$	[_____]

Notes Payable, net	195,270,837		195,270,837

Stockholders’ equity
Undesignated preferred stock, $0.0001 par value; 4,917,000 shares authorized; no shares issued or outstanding at June 30, 2023	—		—
Series B convertible preferred stock, $0.0001 par value; 15,200 shares designated; 200 shares issued and outstanding at June 30, 2023; liquidation preference of $222,011 as of June 30, 2023	—		—
Series C convertible preferred stock, $0.0001 par value; 15,000 shares designated; 15,000 shares issued and outstanding at June 30, 2023; liquidation preference of $15,707,500 as of June 30, 2023	2		2
Common stock, $0.0001 par value; 300,000,000 shares authorized; 5,667,446 shares issued and outstanding at June 30, 2023	566		566
Additional paid-in capital	340,814,772		340,814,772
Accumulated Deficit	(180,061,757)		(180,061,757)
Noncontrolling interest	(936,945)		(936,945)
Total equity	159,816,638		159,816,638

Total capitalization	$371,938,468	$	[_____]

(1)	We intend to use the net proceeds from this offering for general corporate purposes, including the potential repayment of indebtedness. The repayment of debt is not reflected in this table.

The information presented in the table above is as of June 30, 2023 and excludes:

●	1,123,657 shares of Common Stock issuable upon the exercise of our Series A Warrants, with an exercise price of $253.11 per share;

●	170,862 shares of Common Stock issuable upon the exercise of our Series B Warrants that are outstanding as of June 30, 2023, with an exercise price of $30.81 per share;

●	455,867 shares of Common Stock issuable upon the exercise of our Amended and Restated Series C Warrants, with an exercise price of $12.77 per share;

●	111,321 shares of Common Stock issuable upon the exercise of our Series D No. W-1 Warrants, with an exercise price of $12.77 per share;

●	1,484 shares of Common Stock issuable upon the exercise of our Series D No. W-2 Warrants, with an exercise price of $151.86 per share;

●	68,128 shares of Common Stock issuable upon the exercise of our Series E Warrants, with an exercise price of $12.77 per share;

●	68,128 shares of Common Stock issuable upon the exercise of our Series F Warrants, with an exercise price of $12.77 per share;

●	5,677 shares of Common Stock issuable upon the exercise of our Series G Warrants, with an exercise price of $12.77 per share;

●	2,969 shares of Common Stock issuable upon conversion of our Series B Preferred Stock, with a conversion price of $67.35 per share(a);

●	454,407 shares of Common Stock issuable upon conversion of our Series C Preferred Stock, with a conversion price of $33.01 per share(a);

●	272,264 shares of Common Stock reserved for issuance of awards under our 2020 Omnibus Incentive Plan;

●	46,197 shares of Common Stock reserved for issuance of awards under tour 2023 Inducement Plan;

●	163,922 shares of Common Stock issuable upon vesting of outstanding restricted stock unit awards, including awards granted under our 2020 Omnibus Incentive Plan and inducement awards granted under our 2023 Inducement Plan;

●	Up to (A) approximately 220,430 shares of our Common Stock that are issuable upon either (i) conversion of the Company’s 8.00% Convertible Notes due 2025 (the “PIPE Notes”) that were initially issued in connection with a private placement, or (ii) exercise of warrants to purchase our Common Stock that are issuable upon redemption of PIPE Notes (the “Note Redemption Warrants”), or (iii) some combination thereof; The number of shares of Common Stock issuable in respect of the PIPE Notes is calculated based on the maximum aggregate principal amount of PIPE Notes, assuming all future interest payments will be paid as PIK Interest (as defined below);(b)

●	839,823 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $10,724,551 Joinder and First Amended and Restated Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco, and HOFV Youth Fields to CH Capital Lending, LLC(a);

●	708,547 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $9,048,146 Term Loan Agreement dated December 1, 2020, as assigned and amended, among the Company, HOFV Newco, HOFV Youth Fields and HOFV Stadium, as borrowers, and CH Capital Lending, LLC, as lender(a);

●	344,612 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,400,702 Joinder and Second Amended and Restated Secured COGNOVIT Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to IRG(a);

●	322,554 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,119,019 Backup Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to Midwest Lender Fund, LLC(a);

●	733,585 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $9,367,890 Backup Joinder Second Amended and Restated Secured Cognovit Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to JKP Financial, LLC, as holder(a);

●	344,612 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,400,702 Joinder and First Amended and Restated Secured Cognovit Promissory Note, effective as of November 7, 2022, by and among the Company, HOFV Newco, HOFV Youth Fields, as makers, and JKP Financial, LLC, as holder(a);

●	$25,645,093 aggregate price in shares of our Common Stock that we may offer and sell, from time to time through Wedbush Securities Inc. and Maxim Group LLC, as agents (the “Agents”), under our Equity Distribution Agreement, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise agreed with the Agents(c); and

●	_________ shares of Common Stock issuable upon the exercise of the Warrants offered hereby.

(a)	The conversion price of the instrument is subject to a weighted-average anti-dilution adjustment, which has been waived by the holder of the instrument for this offering.
(b)	The original aggregate principal amount of PIPE Notes is $20,721,293. Interest on PIPE Notes is payable quarterly in either cash or an increase in the principal amount of PIPE Notes (“PIK Interest”). If the Company pays interest as PIK Interest, the interest rate for such payment is 10%, rather than 8%. The Company has been paying interest on the PIPE Notes as PIK Interest to conserve cash. The current aggregate principal amount of the PIPE Notes is $27,868,206. The maximum aggregate principal amount of PIPE Notes, assuming all future interest payments will be paid as PIK Interest, is $33,475,146.
(c)	The underwriting agreement that we entered into with Maxim Group LLC in this offering requires that we not issue any shares of our Common Stock from the date of this prospectus supplement for 90 days thereafter, subject to certain exceptions, and as a result, we will suspend sales pursuant to our ATM under our Equity Distribution Agreement during such period.

DILUTION

Our net tangible book value as of June 30, 2023 was approximately $159,816,638, or $28.19 per share based on 5,667,446 shares of Common Stock outstanding at June 30, 2023.

Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of June 30, 2023. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

After giving effect to the sale of [__] shares of our Common Stock in this offering at the public offering price of $[__], and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $[__], or $[__] per share. This represents an immediate increase in net tangible book value of $[__] per share to existing stockholders and an immediate decrease in net tangible book value of $[__] per share to new investors purchasing our Common Stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share before this offering, as of June 30, 2023		$29.19
Increase in net tangible book value per share attributable to investors in this offering	$
As adjusted net tangible book value per share after this offering			$
Decrease in net tangible book value to new investors			$

We may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 5,667,446 shares of our Common Stock outstanding as of June 30, 2023, and excludes the following:

●	1,123,657 shares of Common Stock issuable upon the exercise of our Series A Warrants, with an exercise price of $253.11 per share;

●	170,862 shares of Common Stock issuable upon the exercise of our Series B Warrants that are outstanding as of June 30, 2023, with an exercise price of $30.81 per share;

●	455,867 shares of Common Stock issuable upon the exercise of our Amended and Restated Series C Warrants, with an exercise price of $12.77 per share;

●	111,321 shares of Common Stock issuable upon the exercise of our Series D No. W-1 Warrants, with an exercise price of $12.77 per share;

●	1,484 shares of Common Stock issuable upon the exercise of our Series D No. W-2 Warrants, with an exercise price of $151.86 per share;

●	68,128 shares of Common Stock issuable upon the exercise of our Series E Warrants, with an exercise price of $12.77 per share;

●	68,128 shares of Common Stock issuable upon the exercise of our Series F Warrants, with an exercise price of $12.77 per share;

●	5,677 shares of Common Stock issuable upon the exercise of our Series G Warrants, with an exercise price of $12.77 per share;

●	2,969 shares of Common Stock issuable upon conversion of our Series B Preferred Stock, with a conversion price of $67.35 per share (a);

●	454,407 shares of Common Stock issuable upon conversion of our Series C Preferred Stock, with a conversion price of $33.01 per share (a);

●	272,264 shares of Common Stock reserved for issuance of awards under our 2020 Omnibus Incentive Plan;

●	46,197 shares of Common Stock reserved for issuance of awards under our 2023 Inducement Plan;

●	163,922 shares of Common Stock issuable upon vesting of outstanding restricted stock unit awards, including awards granted under our 2020 Omnibus Incentive Plan and inducement awards granted under our 2023 Inducement Plan;

●	Up to (A) approximately 220,430 shares of our Common Stock that are issuable upon either (i) conversion of the Company’s PIPE Notes that were initially issued in connection with a private placement, or (ii) exercise of warrants to purchase our Common Stock that are issuable upon redemption of PIPE Notes (the “Note Redemption Warrants”), or (iii) some combination thereof; The number of shares of Common Stock issuable in respect of the PIPE Notes is calculated based on the maximum aggregate principal amount of PIPE Notes, assuming all future interest payments will be paid as PIK Interest (as defined below);(a)

●	839,823 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $10,724,551 Joinder and First Amended and Restated Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco, and HOFV Youth Fields to CH Capital Lending, LLC(a);

●	708,547 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $9,048,146 Term Loan Agreement dated December 1, 2020, as assigned and amended, among the Company, HOFV Newco, HOFV Youth Fields and HOFV Stadium, as borrowers, and CH Capital Lending, LLC, as lender(a);

●	344,612 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,400,702 Joinder and Second Amended and Restated Secured COGNOVIT Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to IRG(a);

●	322,554 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,119,019 Backup Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to Midwest Lender Fund, LLC(a);

●	733,585 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $9,367,890 Backup Joinder Second Amended and Restated Secured Cognovit Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to JKP Financial, LLC, as holder(a);

●	344,612 shares of Common Stock issuable upon conversion at a conversion price of $12.77 per share of Common Stock of the $4,400,702 Joinder and First Amended and Restated Secured Cognovit Promissory Note, effective as of November 7, 2022, by and among the Company, HOFV Newco, HOFV Youth Fields, as makers, and JKP Financial, LLC, as holder(a);

●	$25,645,093 aggregate price in shares of our Common Stock that we may offer and sell, from time to time through Wedbush Securities Inc. and Maxim Group LLC, as agents (the “Agents”), under our Equity Distribution Agreement, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise agreed with the Agents(c); and

●	__________ shares of Common Stock issuable upon the exercise of the Warrants offered hereby.

(a)	The conversion price is subject to a weighted-average anti-dilution adjustment, which has been waived by the holder of the instrument for this offering.
(b)	The original aggregate principal amount of PIPE Notes is $20,721,293. Interest on PIPE Notes is payable quarterly in either cash or an increase in the principal amount of PIPE Notes (“PIK Interest”). If the Company pays interest as PIK Interest, the interest rate for such payment is 10%, rather than 8%. The Company has been paying interest on the PIPE Notes as PIK Interest to conserve cash. The current aggregate principal amount of the PIPE Notes is $27,868,206. The maximum aggregate principal amount of PIPE Notes, assuming all future interest payments will be paid as PIK Interest, is $33,475,146.
(c)	The underwriting agreement that we entered into with Maxim Group LLC in this offering requires that we not issue any shares of our Common Stock from the date of this prospectus supplement for 90 days thereafter, subject to certain exceptions, and as a result, we will suspend sales pursuant to our ATM under our Equity Distribution Agreement during such period.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

Common Stock

We are offering [__] shares of our Common Stock. As of October 6, 2023, our authorized Common Stock consisted of 300,000,000 shares of Common Stock, par value $0.0001 per share, of which 5,685,197 shares of Common Stock were outstanding.

The authorized and unissued shares of Common Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. A description of the Common Stock we are offering pursuant to this prospectus supplement is set forth under the heading “Descriptions of Capital Stock,” starting on page 4 of the accompanying base prospectus.

Warrants

We are offering the Warrants to purchase [__] shares of our Common Stock. The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the Form 8-K to be filed in connection with this offering. Prospective investors should carefully review the Form 8-K and the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price of $[__] per share. The Warrants will be exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of Common Stock being exercised and will expire on October [__], 2028. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the shares of Common Stock offered hereby, and may be transferred separately immediately thereafter. A Warrant to purchase one (1) share of our Common Stock will be issued for every one (1) share of Common Stock purchased in this offering.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise.

No Redemption. The Warrants are not redeemable.

No Exchange Listing. We do not intend to list the Warrants on any stock exchange.

No Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Warrant Agent. The Warrants will be issued in registered form under a warrant agency agreement between Continental Stock Transfer and Trust Company, as warrant agent, and us.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

UNDERWRITING

Maxim Group LLC ( “Maxim” or the “Underwriter”) is acting as the underwriter of this offering. We have entered into an underwriting agreement dated [__], 2023 with the Underwriter (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of shares of our Common Stock and Warrants:

Underwriter	Number of shares of Common Stock	Number of Warrants
Maxim Group LLC

The Underwriter is committed to purchase all of the shares of Common Stock and Warrants offered by us other than those covered by the over-allotment option described below. The obligations of the Underwriter may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the Underwriter’s obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the Underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the Underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect thereof.

The Underwriter is offering the Common Stock and Warrants subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Underwriter proposes to offer the Common Stock and Warrants offered by us to the public at the aggregate public offering price set forth on the cover of this prospectus. In addition, the Underwriter may offer some of the Common Stock and Warrants to other securities dealers at such price less a concession of $[__] per share of Common Stock and accompanying Warrant. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the Underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the Underwriter to purchase up to an additional _______ shares of Common Stock and/or up to an additional ________ Warrants from us to cover over-allotments. The over-allotment option can only be exercised with respect to an equal number of shares of Common Stock and Warrants. If the Underwriter exercises all or part of this option, it will purchase shares of Common Stock and Warrants covered by the option at the public offering price of $_____ per share of Common Stock and $0.01 per Warrant, less, in each case, the underwriting discount. If this option is exercised in full, the total price to the public will be $[__].

Discounts and Commissions. The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Underwriter of its over-allotment option.

	Per share of	Total
	Common Stock and Warrant	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$
Underwriting discount ([__]%)	$
Proceeds, before expenses, to us	$	$	$

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the Common Stock and Warrants to be sold in this Offering (including the shares of Common Stock and Warrants sold upon exercise of the Underwriter’s over-allotment option) with the SEC; (b) all fees associated with the review of this offering by FINRA and all fees and expenses relating to the listing of the Common Stock and Warrants on Nasdaq; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the Underwriter; (d) the costs of all mailing and printing of the documents pertaining to this offering; (e) transfer and/or stamp taxes, if any, payable upon the transfer of the Common Stock and the Warrants from the Company to the Underwriter; (f) fees and expenses of our accountants; and (g) out-of-pocket fees and expenses of the Underwriter, including the Underwriter’s legal counsel, up to the amount of $115,000.

We estimate that the total expenses of this Offering, excluding underwriting discounts, will be approximately $[__].

Discretionary Accounts. The Underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our executive officers, directors and holders of 10% or more of our Common Stock, as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of the underwriter, for a period of ninety (90) days from the date of this offering, and (b) we, and any successor, agree, subject to certain exceptions, not to for a period of ninety (90) days from the date of the pricing of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

This lock-up provision applies to Common Stock and to securities convertible into or exchangeable or exercisable for Common Stock. It also applies to Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of Common Stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Right of First Refusal. Upon the closing of this offering, for a period of six (6) months from such closing the Company has granted to Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all such future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six (6) month period of the Company, or any successor to or any subsidiary of the Company.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the website maintained by the Underwriter. The Underwriter may agree to allocate a number of shares of Common Stock and Warrants for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the Underwriter’s website is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the Underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees; however, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Stabilization. In connection with this Offering, the Underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the Underwriter of shares in excess of the number of shares the Underwriter is obligated to purchase. This creates an underwriting short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the Underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The Underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

●	Underwriter covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover underwriting short positions. In determining the source of shares to close out the short position, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the Underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the Offering.

●	Penalty bids permit the Underwriter to reclaim a selling concession from the Underwriter when the shares originally sold by the Underwriter are purchased in a stabilizing bid or Underwriter covering transactions to cover the Underwriter’s short positions.

These stabilizing transactions, underwriting covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or Common Stock or preventing or retarding a decline in the market price of our shares or Common Stock. As a result, the price of our Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. These transactions may be effected on Nasdaq.

Passive Market Making. In connection with this Offering, the Underwriter may engage in passive market making transactions in our Common Stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Hunton Andrews Kurth LLP. Certain legal matters in connection with this offering will be passed upon for the Underwriter by Loeb & Loeb LLP, New York, New York.

EXPERTS

The financial statements of Hall of Fame Resort & Entertainment Company as of and for the years ended December 31, 2022 and December 31, 2021 incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the Common Stock and Warrants that we will offer. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common Stock and Warrants we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

Our web site address is www.hofreco.com. The information on our web site, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 27, 2023 (File No. 001-38363) including the portions of our definitive proxy statement filed with the SEC on Schedule 14A on April 25, 2023 that are incorporated by reference therein;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 15, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on August 10, 2023 (File No. 001-38363);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 13, 2023, January 27, 2023, February 8, 2023, March 22, 2023, March 28, 2023, April 7, 2023, April 20, 2023, May 8, 2023, May 16, 2023, June 12, 2023, June 22, 2023, August 10, 2023 and September 27, 2023 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38363); and

(d)	The description of our Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 27, 2023 (File No. 001-38363), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Hall of Fame Resort & Entertainment Company
2014 Champions Gateway
Canton, OH 44708
(330) 754-3427

PROSPECTUS

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

$50,000,000.00

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell up to $50,000,000.00 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement to the extent appropriate or required by law. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our series of warrants issued in connection with our Business Combination (defined below) (the “Series A Warrants”) are traded on Nasdaq under the symbol “HOFVW”. Each Series A Warrant is exercisable for 1.421333 shares of Common Stock at a price of $11.50 per share. On August 31, 2021, the closing price of our Common Stock was $3.36 and the closing price of our Series A Warrants was $0.78.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined in the Securities Act of 1933, as amended (the “Securities Act”), and as such, are subject to certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Hall of Fame Resort & Entertainment Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Our web site address is www.hofreco.com. The information on our web site, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of the indenture and other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 10, 2021, as amended by Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the Commission on May 12, 2021 (File No. 001-38363);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 14, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 12, 2021 (File No. 001-38363);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 3, 2021, February 16, 2021, April 29, 2021, May 14, 2021, June 4, 2021, August 12, 2021 and September 1, 2021 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38363); and

(d)	the description of our Common Stock contained in our Current Report on Form 8-K (File No. 001-38363), filed with the Commission on July 8, 2020, as updated by the description of our Common Stock contained in Exhibit 4.7 to Amendment No. 1 to Form 10-K/A for the year ended December 31, 2020, filed with the Commission on May 12, 2021 (File No. 001-38363), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Hall of Fame Resort & Entertainment Company
2626 Fulton Drive NW
Canton, OH 44718
(330) 458-9176

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, (i) our ability to recognize the anticipated benefits of the business combination; (ii) our ability to maintain the listing of our shares on Nasdaq; (iii) our ability to manage growth; (iv) our ability to execute our business plan and meet our projections, including refinancing our existing term loan and obtaining financing to construct planned facilities; (vi) potential litigation involving the Company; (vii) changes in applicable laws or regulations; (viii) general economic and market conditions impacting demand for our products and services, and in particular economic and market conditions in the resort and entertainment industry; and (ix) the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “forecast,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	We are an early stage company with a minimal track record and limited historical financial information available.

●	The success of our business is substantially dependent upon the continued success of the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), brand and our ability to continue to secure favorable contracts with and maintain a good working relationship with PFHOF and its management team.

●	We will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

●	Our planned sports betting, fantasy sports and eSports operations and the growth prospects and marketability of such operations are subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

●	Changes in consumer tastes and preferences for sports and entertainment products, including fantasy sports, sports betting and eSports, or declines in discretionary consumer spending, consumer confidence and general and regional economic conditions could reduce demand for our offerings and products and adversely affect the profitability of our business.

●	We are dependent on our management team, and the loss of one or more key employees could harm our business and prevent us from implementing our business plan in a timely manner.

●	The high fixed cost structure of our operations may result in significantly lower margins if revenues decline.

●	The COVID-19 pandemic could continue to have a material adverse effect on our business.

●	Cyber security risks and the failure to maintain the integrity of internal or guest data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

●	The suspension or termination of, or the failure to obtain, any business or other licenses may have a negative impact on our business.

●	We will have to increase leverage to develop the Company, which could further exacerbate the risks associated with our substantial indebtedness, and we may not be able to generate sufficient cash flow from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

●	Our management determined that our disclosure controls and procedures were not effective as of December 31, 2020.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

●	Certain of our warrants are accounted for as liabilities and the changes in value of such warrants could have a material effect on our financial statements.

●	The trading price of our securities has been, and likely will continue to be, volatile and you could lose all or part of your investment.

●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus, as well as the information that is incorporated by reference in this prospectus, in its entirety. In evaluating forward-looking statements, you should consider the risks and uncertainties contained in our reports filed with the Commission. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

v

THE COMPANY

We are a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, we own the Hall of Fame Village powered by Johnson Controls, a multi-use sports and entertainment destination centered around the PFHOF’s campus. We expect to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming and sponsorships. The strategic plan has been developed in three phases of growth.

The first phase of the Hall of Fame Village powered by Johnson Controls is operational, consisting of the Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex, and HOF Village Media Group, LLC (“Hall of Fame Village Media”). In 2016, HOF Village substantially completed the Tom Benson Hall of Fame Stadium, a sports and entertainment venue with a seating capacity of approximately 23,000, with continued development of the end zones in 2021. The Tom Benson Hall of Fame Stadium hosts multiple sports and entertainment events, including the NFL Hall of Fame Game, Enshrinement and Concert for Legends during the annual Pro Football Hall of Fame Enshrinement Week. In 2016, HOF Village opened the National Youth Football & Sports Complex, which will consist of eight full-sized, multi-use regulation football fields, five of which have been completed in Phase I. The facility hosts camps and tournaments for football players, as well as athletes from across the country in other sports such as lacrosse, rugby and soccer. In 2017, HOF Village formed a sports and entertainment media company, Hall of Fame Village Media, leveraging the sport of professional football to produce exclusive programming by licensing the extensive content controlled by the PFHOF as well as new programming assets developed from live events such as youth tournaments, camps and sporting events held at the National Youth Football & Sports Complex and the Tom Benson Hall of Fame Stadium.

We are developing new hospitality, attraction and corporate assets surrounding the Pro Football Hall of Fame Museum as part of a Phase II development plan. Plans for future components of the Hall of Fame Village powered by Johnson Controls include two hotels (one on campus and one in downtown Canton that was opened in Q4 2020), the Hall of Fame Indoor Waterpark, the Constellation Center for Excellence (an office building including retail and meeting space), the Center for Performance (a convention center/field house), and the Hall of Fame Retail Promenade. We are pursuing a differentiation strategy across three pillars, including Destination-Based Assets, Hall of Fame Village Media, and Gaming (including the Fantasy Football League we acquired a majority stake in 2020). Phase III expansion plans may include a potential mix of residential space, additional attractions, entertainment, dining, merchandise and more.

Background

The Hall of Fame Resort & Entertainment Company (formerly known as GPAQ Acquisition Holdings, Inc.) was incorporated in Delaware on August 29, 2019, as a subsidiary of Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets.

On July 1, 2020, we consummated the previously announced business combination with HOF Village, LLC, a Delaware limited liability company (“HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020, the “Merger Agreement”), by and among the Company, GPAQ Acquiror Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), HOF Village and HOF Village Newco, LLC, a Delaware limited liability company (“Newco”). The transactions contemplated by the Merger Agreement are referred to in this prospectus as the “Business Combination.”

Upon the consummation of the Business Combination: (i) Acquiror Merger Sub merged with and into GPAQ, with GPAQ continuing as the surviving entity (the “Acquiror Merger”) and (ii) Company Merger Sub merged with and into Newco, with Newco continuing as the surviving entity (the “Company Merger”). In advance of the Company Merger, HOF Village transferred all of its assets, liabilities and obligations to Newco pursuant to a contribution agreement. In connection with the closing of the Business Combination, the Company changed its name from “GPAQ Acquisition Holdings, Inc.” to “Hall of Fame Resort & Entertainment Company.” As a result of the Business Combination, GPAQ and Newco continue as our wholly owned subsidiaries.

Our principal executive offices are located at 2626 Fulton Drive NW, Canton, OH 44718, and our telephone number is (330) 458-9176. Our corporate website address is www.hofreco.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Pursuant to our Certificate of Incorporation, our authorized capital stock consists of (i) 300,000,000 shares of Common Stock, and (ii) 5,000,000 are shares of preferred stock, $0.0001 par value (“Preferred Stock”).

Common Stock

Voting Rights. Holders of Common Stock will exclusively possess all voting power and each share of Common Stock will have one vote on all matters submitted to our stockholders for a vote. Holders of Common Stock do not have any cumulative voting rights.

Dividend Rights. Holders of Common Stock will be entitled to receive dividends or other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and share equally on a per share basis in all such dividends and other distributions.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Common Stock will be entitled to receive their ratable and proportionate share of our remaining assets.

Other Rights. Holders of Common Stock will have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Series A Preferred Stock

We currently have 2,700 shares of Series A Preferred Stock outstanding.

On October 8, 2020, the Company filed a Certificate of Designations (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Certificate of Designations became effective upon filing. The number of authorized shares of Series A Preferred Stock is 52,800. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series A Preferred Stock.

Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum, payable quarterly in arrears, as set forth in the Series A Certificate of Designations. The Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”). The Series A Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Liquidation Preference”). Under the Series A Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series A Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then-outstanding shares of Series A Preferred Stock.

Holders of the Series A Preferred Stock have no voting rights, except as required by law, and have no rights of preemption or rights to convert such Series A Preferred Stock into shares of any other class of capital stock of the Company.

The Company must redeem for cash each share of Series A Preferred Stock 60 months after it is issued (the “Mandatory Redemption Date”), at a price per share equal to the Liquidation Preference (the “Redemption Price”); provided, however, that (i) holders of a majority of the then outstanding shares of Series A Preferred Stock may extend the Mandatory Redemption Date for any share of Series A Preferred Stock 12 months (i.e., to a date that is 72 months after the issue date for such share) (the “First Extension”), and (ii) if the First Extension is exercised, then holders of a majority of the then outstanding shares of Series A Preferred Stock may extend the Mandatory Redemption Date for any share of Series A Preferred Stock by an additional twelve (12) months (i.e., to a date that is 84 months after the issue date for such share).

The Company has the option to redeem for cash, in whole or in part, the shares of Series A Preferred Stock at the time outstanding, at a price per share equal to the Redemption Price.

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series A Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person, or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company (any of the foregoing, a “Business Combination Transaction”) shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series A Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series A Preferred Stock or the powers, designations, preferences and other rights of the Series A Preferred Stock.

Series B Preferred Stock

We currently have 15,200 shares of Series B Preferred Stock outstanding.

On May 13, 2021, the Company filed a Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock. The Series B Certificate of Designations became effective upon filing. The number of authorized shares of Series B Preferred Stock is 15,200. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series B Preferred Stock (“Original Issue Date Price”).

Holders of the Series B Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum (the “Dividend Rate”). For each share of Series B Preferred Stock, the Dividend Rate is payable (A) 4.00% per annum in cash (the “Mandatory Cash Dividend”), plus (B) at the election of the holder of such share of Series B Preferred Stock, either (A) 3.00% per annum in cash (the “Elective Cash Dividend”), or (B) 3.00% per annum in shares of Common Stock, calculated in accordance with Section 4(b)(iv) hereof (the “Elective PIK Dividend”). Mandatory Cash Dividends are payable quarterly in arrears, as set forth in the Series B Certificate of Designations. In connection with any Automatic Conversion (defined below) or Optional Conversion (defined below), the holder of each share of Series B Preferred Stock then being converted shall notify the Corporation, as to whether such holder wishes to receive the Elective Cash Dividend or the Elective PIK Dividend for such holder’s shares of Series B Preferred Stock then being converted.

The Series B Preferred Stock ranks senior to the Company’s Common Stock and ranks on par with the Company’s Series A Preferred Stock with respect to dividend rights and rights on the distribution of assets on any Liquidation Event. The Series B Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Series B Liquidation Preference”). Under the Series B Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series B Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then outstanding shares of Series B Preferred Stock.

Holders of the Series B Preferred Stock have no voting rights, except as required by law, and have no rights of preemption.

On the third anniversary of the date on which shares of Series B Preferred Stock are first issued (the “Automatic Conversion Date”), each share of Series B Preferred Stock, except to the extent previously converted pursuant to an Optional Conversion, shall automatically be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Original Issue Date Price of such share of Series B Preferred Stock, plus (B) all accrued and unpaid Mandatory Cash Dividends on such share of Series B Preferred Stock as of the Automatic Conversion Date, divided by (ii) the Conversion Price as of the Automatic Conversion Date (the “Automatic Conversion”). “Conversion Price” means $3.06, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Common Stock.

At any time following the date on which shares of Series B Preferred Stock are first issued, and from time to time prior to the Automatic Conversion Date, each holder of Series B Preferred Stock shall have the right, but not the obligation, to elect to convert all or any portion of such holder’s shares of Series B Preferred Stock into shares of Common Stock, on terms similar to the Automatic Conversion (any such conversion, an “Optional Conversion”).

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A Business Combination Transaction shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series B Preferred Stock or the powers, designations, preferences and other rights of the Series B Preferred Stock.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation

Staggered Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes of approximately equal size, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by stockholders holding at least a majority of all the shares of Common Stock entitled to vote at the special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before a special meeting of stockholders must provide timely notice of their intent in writing. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum Selection

Subject to limited exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) of the Company to bring (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. This forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Transfer Agent

The transfer agent for our common stock, Series A Preferred Stock and Series B Preferred Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

●	the title and aggregate principal amount of the debt securities;

●	whether the debt securities will be senior, subordinated or junior subordinated;

●	whether the debt securities will be secured or unsecured;

●	applicable subordination provisions, if any;

●	whether the debt securities are convertible or exchangeable into other securities;

●	the percentage or percentages of principal amount at which such debt securities will be issued;

●	the interest rate(s) or the method for determining the interest rate(s);

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	the maturity date;

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which such debt securities will be issued;

●	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

●	the identity of the depositary for global securities;

●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

●	any applicable subordination provisions for any subordinated debt securities;

●	any restriction or condition on the transferability of the debt securities;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

●	the securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	the extent to which a secondary market for the securities is expected to develop;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

●	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. The terms of any units offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit certificate that contains the terms of the units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. If applicable, we will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will provide us with an omnibus proxy as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions or block trades or through underwriters or dealers, through agents and/or directly to one or more purchasers, or a combination of these methods. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, to the extent appropriate.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement, to the extent appropriate.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement, to the extent appropriate. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The material terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Hunton Andrews Kurth LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Hall of Fame Resort & Entertainment Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Hall of Fame Resort & Entertainment Company as of and for the years ended December 31, 2020 and December 31, 2019 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report included herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

[__] Shares of Common Stock

Warrants to Purchase [__] Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book Runner

Maxim Group LLC

[__], 2023.